EXHIBIT 99.1

            American River Bankshares announces a 29% increase in EPS

Sacramento, CA, July 19, 2005 - American River Bankshares (NASDAQ: AMRB) today reported net income for the second quarter of 2005 of $2,190,000, a 53.5% increase from $1,427,000 recorded during the second quarter of 2004. Diluted earnings per share increased 29.0% to $0.40 from $0.31 diluted earnings per share during the second quarter of 2004.

Net income for the six months ended June 30, 2005 rose 63.9% to $4,241,000 from $2,587,000 and diluted earnings per share increased 39.3% to $0.78 compared to $0.56 diluted earnings per share for the six months ended June 30, 2004. Also for the six months ended June 30, 2005, net interest income increased 40.8% to $12,754,000 from $9,060,000 for the six months ended June 30, 2004.

"This has been a very exciting quarter with the Company hitting several milestones, including $600 million in assets and record earnings for another quarter," said David T. Taber, President and CEO of American River Bankshares. "Our new business pipeline is strong and we continue to deliver the exceptional service that our clients have come to expect from us over our 22 year history."

Net interest income for the second quarter of 2005 increased 38.8% to $6,439,000 from $4,638,000 in the same quarter last year. The increase relates to an increase in average earning assets of $137,323,000, compared to an increase of $93,775,000 in interest-bearing liabilities. Average noninterest-bearing deposits increased $42,366,000, which was invested mainly in interest bearing loans and investments.

Noninterest income for the second quarter of 2005 decreased 42.9% to $584,000 from $1,022,000 recorded in the second quarter of 2004. The decrease was primarily the result of proceeds received in the second quarter of 2004 from a life insurance policy on a former Company executive in the amount of $552,000. Noninterest expense decreased 1.7% to $3,403,000 from $3,463,000 in part due to a contribution of $503,000 in 2004 to create a charitable foundation known as the American River Bankshares Foundation. Excluding the $503,000 contribution in 2004, noninterest expense increased 15.0%, which is principally related to the increased expenses associated with Bank of Amador's three offices, which were acquired in December 2004. The income and expense associated with Bank of Amador was first included in the Company's fourth quarter 2004 results. The Company's tax rate increased to 38.6% in the second quarter of 2005 from 27.4% in the second quarter of 2004. The increase is due primarily to the tax-free nature of the above-referenced life insurance proceeds.

Noninterest income for the six months ended June 30, 2005 decreased 19.7% to $1,165,000 from $1,451,000 and noninterest expense increased 8.4% to $6,731,000 from $6,212,000 for the six months ended June 30, 2004. The Company's tax rate increased to 38.7% for the first six months of 2005 from 33.2% for the six months ended June 30, 2004.

Total assets crossed the $600 million threshold for the first time in the Company's history, reaching $606,052,000 at June 30, 2005. The increase was aided in part by the December 2004 acquisition of Bank of Amador. Net loans decreased $6,405,000 (1.9%) over the six months ended June 30, 2005 and total deposits increased $34,678,000 (7.3%) at June 30, 2005 to $510,065,000 from
$475,387,000 at December 31, 2004. The decrease in loans came despite the tremendous loan volume during the first half of 2005, which included the origination of $99 million in new loans, some of which have not yet been disbursed. Investment securities increased 6.4% to $169,649,000 from $159,402,000 at December 31, 2004.

Credit quality remains excellent, with nonperforming loans and leases at 0.37% of total loans and leases and annualized net chargeoffs for the first six months of 2005 at 0.02% of average loans and leases, remaining below industry averages. Additions to the allowance for loan and lease losses decreased from $429,000 in the first six months of 2004 to $272,000 in 2005. The Company's excellent credit quality allowed it to reduce the allocations. The reserve as a percentage of loans and leases was 1.63% at June 30, 2005.

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Performance measures continue to be outstanding, with a Return of Average Assets
(ROAA) of 1.50%, Return of Average Equity (ROAE) of 14.68%, Return of Average Tangible Equity (ROATE) of 21.13% and an efficiency ratio of 47.93% for the second quarter of 2005. Over the six months ended June 30, 2005, the Company has a ROAA of 1.47%, ROAE of 14.38%, ROATE of 20.77% and an efficiency ratio of 47.84%.

Highlights

o American River Bankshares continues a long history of enhancing shareholder value with its 86th consecutive profitable quarter.

o American River Bankshares increased its quarterly cash dividend 4% over the cash dividend paid in the prior quarter, continuing a tradition of commitment that includes thirty cash dividends since 1992.

o Net interest margin for the quarter ended June 30, 2005 was 4.98% compared to 4.85% for the quarter ended June 30, 2004. Net interest margin for the six months ended June 30, 2005 was 4.97% compared to 4.89% for the six months ended June 30, 2004.

o American River Bank's five offices in the Greater Sacramento Area and Placer County increased deposits 12.6% to $338,659,000 at June 30, 2005 from $300,798,000 at December 31, 2004. Loans decreased 3.7% to $198,925,000 as of June 30, 2005 from $206,499,000 at December 31, 2004.

o North Coast Bank, a division of American River Bank with three offices in Sonoma County, experienced a decrease in deposits of 2.2% to $61,588,000 at June 30, 2005 from $62,988,000 as of December 31, 2004. Loans increased marginally to $73,802,000 at June 30, 2005 from $73,670,000 as of December 31, 2004.

o Bank of Amador, a division of American River Bank with three offices in Amador County, experienced a decrease in deposits of 2.9% to $110,937,000 at June 30, 2005 from $114,255,000 at December 31, 2004. Loans increased 1.6% to $79,071,000 at June 30, 2005 from $77,795,000 at December 31, 2004.

o American River Bankshares was included as a member in the June launch of the new Russell Microcap(TM) Index by the Russell Investment Group. The new index was created to track the performance of a universe of 2,000 small-cap companies and offers investors a genuine marketplace of microcap stocks in which to identify opportunities.

o Sandler O'Neill identified AMRB as one of thirty-eight all stars in their 2005 Bank and Thrift Sm-All Stars. Each company included in the list delivers nearly two times the level of loan, deposit and earnings growth of the industry over the past twelve months, while simultaneously maintaining pristine credit quality metrics and a return on equity that ranks in the top quartile for the industry.

o U.S. Banker Magazine (July 2005) ranked AMRB as number thirty-five on their "Top 200 Publicly Traded Community Banks" list. The magazine's annual performance ranking includes banks and thrifts with assets under $1 billion and lists each company by three-year average rate of return on equity.

o Wayne Garibaldi was promoted to senior vice president of Bank of Amador. Mr. Garibaldi has been with Bank of Amador since their doors opened in November 1983 and he will continue to serve as branch manager of the Jackson Office.

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About American River Bankshares
-------------------------------
American River Bankshares [NASDAQ: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call 916-565-6100 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statement
-------------------------
In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, changes in the interest environment including interest rates charged on loans, earned on securities investments and paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally, and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the conduct of the war on terrorism, the threat of terrorism or the impact of potential military conflicts and the conduct of war on terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2004, and subsequent quarterly reports on Form 10Q and current reports on Form 8-K.

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American River Bankshares
Consolidated Balance Sheet (Unaudited)

                                                                 June 30           June 30             %        December 31
                ASSETS                                             2005              2004            Change         2004
Cash and due from banks                                       $  31,314,000     $  27,407,000         14.3%    $  28,115,000
Federal funds sold                                               19,400,000                --          n/m         7,000,000
Interest-bearing deposits in bank                                 6,429,000         5,740,000         12.0%        5,939,000
Investment securities                                           169,649,000       121,410,000         39.7%      159,402,000
Loans and leases:
     Real estate                                                256,568,000       189,159,000         35.6%      264,321,000
     Commercial                                                  69,604,000        56,088,000         24.1%       66,864,000
     Lease financing                                              8,479,000        10,733,000        (21.0%)       9,994,000
     Other                                                       17,888,000        15,523,000         15.2%       17,669,000
     Deferred loan and lease originations fees, net                (740,000)         (633,000)        16.9%         (885,000)
     Allowance for loan and lease losses                         (5,737,000)       (4,233,000)        35.5%       (5,496,000)
                                                              --------------------------------------------------------------
     Total loans and leases, net                                346,062,000       266,637,000         29.8%      352,467,000
                                                              --------------------------------------------------------------
Bank premises and equipment                                       1,772,000         1,796,000         (1.3%)       1,876,000
Accounts receivable servicing receivable, net                     2,376,000         2,040,000         16.5%        2,409,000
Intangible assets                                                18,208,000            63,000          n/m        18,329,000
Accrued interest and other assets                                10,842,000         6,004,000         80.6%       11,129,000
                                                              --------------------------------------------------------------
                                                                606,052,000       431,097,000         40.6%      586,666,000
                                                              --------------------------------------------------------------

          LIABILITIES & EQUITY
Noninterest-bearing deposits                                  $ 154,917,000     $ 110,109,000         40.7%    $ 143,710,000
Interest checking, money market & savings                       241,389,000       169,648,000         42.3%      225,382,000
Time deposits                                                   113,759,000        70,265,000         61.9%      106,295,000
                                                              --------------------------------------------------------------
     Total deposits                                             510,065,000       350,022,000         45.7%      475,387,000
                                                              --------------------------------------------------------------
Short-term borrowings                                            20,359,000        30,855,000        (34.0%)      24,457,000
Long-term debt                                                   10,801,000         9,861,000          9.5%        9,832,000
Accrued interest and other liabilities                            3,747,000         2,850,000         31.5%       18,000,000
                                                              --------------------------------------------------------------
    Total liabilities                                           544,972,000       393,588,000         38.5%      527,676,000
     Total equity                                                61,080,000        37,509,000         62.8%       58,990,000
                                                              --------------------------------------------------------------
                                                              $ 606,052,000     $ 431,097,000         40.6%    $ 586,666,000
                                                              ==============================================================

Nonperforming loans and leases to total loans and leases               0.37%             0.03%                          0.07%
Net chargeoffs to average loans and leases (annualized)                0.02%             0.11%                          0.08%
Allowance for loan and lease loss to total loans and leases            1.63%             1.56%                          1.54%
Leverage Ratio                                                          7.5%              8.9%                           8.4%
Tier 1 Risk-Based Capital Ratio                                        10.4%             12.2%                           9.6%
Total Risk-Based Capital Ratio                                         11.6%             13.4%                          10.9%

n/m = not meaningful

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American River Bankshares
Consolidated Statement of Income (Unaudited)

                                                 Second         Second           %          For the Six Months             %
                                                 Quarter        Quarter        Change          Ended June 30             Change
                                                  2005           2004                       2005           2004
                                              ---------------------------------------------------------------------------------
Interest income                               $ 8,011,000    $ 5,356,000        49.6%    $15,685,000    $10,469,000        49.8%
Interest expense                                1,572,000        718,000       118.9%      2,931,000      1,409,000       108.0%
                                              ---------------------------------------------------------------------------------

Net interest income                             6,439,000      4,638,000        38.8%     12,754,000      9,060,000        40.8%
Provision for loan and lease losses                55,000        231,000       (76.2%)       272,000        429,000       (36.6%)
Total noninterest income                          584,000      1,022,000       (42.9%)     1,165,000      1,451,000       (19.7%)
Total noninterest expense                       3,403,000      3,463,000        (1.7%)     6,731,000      6,212,000         8.4%
                                              ---------------------------------------------------------------------------------

Income before taxes                             3,565,000      1,966,000        81.3%      6,916,000      3,870,000        78.7%
Income taxes                                    1,375,000        539,000       155.1%      2,675,000      1,283,000       108.5%
                                              ---------------------------------------------------------------------------------

Net income                                    $ 2,190,000    $ 1,427,000        53.5%      4,241,000      2,587,000        63.9%
                                              =================================================================================

Basic earnings per share                      $      0.41    $      0.32        28.1%    $      0.79    $      0.59        33.9%
Diluted earnings per share                           0.40           0.31        29.0%           0.78           0.56        39.3%
Trailing 12-month diluted earnings
      per share                                      1.46           1.09        33.9%

Net interest margin as a percentage                  4.98%          4.85%                       4.97%          4.89%

Operating Ratios:
Return on average assets                             1.50%          1.36%                       1.47%          1.27%
Return on average equity                            14.68%         15.45%                      14.38%         14.22%
Return on average tangible equity                   21.13%         15.48%                      20.77%         14.25%
Efficiency ratio (fully taxable equivalent)         47.93%         60.74%                      47.84%         58.62%

Earnings per share have been adjusted for a 5% stock dividend distributed in 2004.

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American River Bankshares
Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

                                             Second          First           Fourth           Third
                                             Quarter        Quarter          Quarter         Quarter
                                              2005            2005            2004            2004
                                          ------------    ------------    ------------    ------------
Interest income                           $  8,011,000    $  7,674,000    $  6,495,000    $  5,672,000
Interest expense                             1,572,000       1,359,000       1,006,000         803,000
                                          ------------    ------------    ------------    ------------

Net interest income                          6,439,000       6,315,000       5,489,000       4,869,000
Provision for loan and lease losses             55,000         217,000         200,000         266,000
Total noninterest income                       584,000         581,000         503,000         441,000
Total noninterest expense                    3,403,000       3,328,000       2,687,000       2,814,000
                                          ------------    ------------    ------------    ------------

Income before taxes                          3,565,000       3,351,000       3,105,000       2,230,000
Income taxes                                 1,375,000       1,300,000       1,204,000         891,000
                                          ------------    ------------    ------------    ------------

Net income                                   2,190,000       2,051,000       1,901,000       1,339,000
                                          ------------    ------------    ------------    ------------

Basic earnings per share                  $       0.41    $       0.38    $       0.40    $       0.30
Diluted earnings per share                        0.40            0.37            0.39            0.29

Net interest margin as a percentage               4.98%           4.96%           4.90%           4.78%

Quarterly Operating Ratios:
Return on average assets                          1.50%           1.43%           1.51%           1.19%
Return on average equity                         14.68%          14.08%          16.70%          13.96%
Return on average tangible equity                21.13%          20.40%          19.14%          13.98%
Efficiency ratio (fully tax equivalent)          47.93%          47.75%          44.44%          52.56%

Earnings per share have been adjusted for a 5% stock dividend distributed in 2004.

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